UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2023 (August 15, 2023)

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of registrant’s principal executive office) (Zip code)

+61-03- 9882-0780

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

August Purchase Agreement

On August 16, 2023, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an investor (the “August Investor”), which closed on August 16, 2023, pursuant to which the August Investor purchased a convertible promissory note (the “August Note”) from the Company in the aggregate principal amount of $55,000, such principal and the interest thereon convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at the option of August Investor at any time after 180 days of the issuance date of the August Note (the “Conversion Shares”). The Company intends to use the net proceeds from the August Note for general working capital purposes.

The conversion price for the August Note is equal to 65% of the market price of the Common Stock, which is based on the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion of the August Note. Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for stock splits, stock dividends or rights offerings, mergers, consolidations, reorganizations and similar events set forth in the August Note. Pursuant to the August Note, the Company is required to maintain an initial reserve of at least 500% of the number of Conversion Shares, subject to any increase or decrease of such reserved amount to reflect the Company’s obligations under the August Note.

The maturity date of the August Note is August 16, 2024 and bears interest at a rate of 8% per annum, which may be increased to 22% in the event of a default. During the first 60 days following the date of the August Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the August Note, together with any other amounts that the Company may owe the August Investor under the terms of the August Note, at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August Investor, which increases to (i) 115% if prepaid after 60 days, but less than 91 days from the issuance date, (ii) 120% if prepaid after 90 days, but less than 121 days from the issuance date, (iii) 125% if prepaid after 120 days, but less than 151 days from the issuance date, and (iv) 129% if prepaid after 150 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the August Note. Additionally, pursuant to the August Note, so long as the August Note is outstanding, the Company agreed not to sell, lease or otherwise dispose of all or substantially all of its assets outside the ordinary course of business which would render the Company a “shell company” as defined in Rule 144 of the Securities Act, as amended (the “Securities Act”), without the August Investor’s consent.

The August Note contains certain events of default, including failure to timely issue the Conversion Shares, failure to maintain the listing of the Common Stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, failure to comply with its reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a default by the Company under any other agreements entered into with the August Investor, as well as certain customary events of default set forth in the August Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the August Note. Upon an event of default, the August Note will become immediately due and payable by the Company in an amount equal to 150% of an amount equal to the then outstanding principal amount of the August Note plus any interest accrued upon such event of default or prior events of default.

August Promissory Note

On August 15, 2023, the Company issued to an institutional investor (the “August Lender”) a 10% original issue discount promissory note (the “Promissory Note”) in consideration for $120,000, which has a principal face amount of $132,000, matures on November 15, 2023 and accrues interest at a rate of 10% per annum, which may be increased to 18% in the event of a default. The Company has the right to prepay the principal and accrued but unpaid interest due under the Promissory Note, together with any other amounts that the Company may owe the August Lender under the terms of the Promissory Note, on or before September 14, 2023 at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August Lender, which increases to (i) 120% if prepaid after such date, but on or before October 14, 2023, and (ii) 130% if prepaid after October 14, 2023, unless the Company and the Lender agree to otherwise effect repayment. The Promissory Note contains certain customary events of default set forth in the Promissory Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the Promissory Note.

The foregoing descriptions of each of the Purchase Agreement, the August Note and the Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Purchase Agreement, the August Note and the Promissory Note, which are filed as Exhibits 10.1, 4.2 and 4.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Purchase Agreement, the August Note and the Promissory Note above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information disclosed in Item 1.01 of this Form 8-K regarding the issuance of the August Note and the Promissory Note is incorporated herein by reference. Each of the August Note and Promissory Note was issued pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	10% Original Issue Discount Promissory Note, dated August 15, 2023, issued to the August Lender.
4.2	8% Convertible Promissory Note, dated August 16, 2023, issued to the August Investor.
10.1	Securities Purchase Agreement, dated as of August 16, 2023, by and between the Company and the August Investor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2023	PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	Chief Executive Officer and Chief Financial Officer